Exhibit 99.1

1 Alpine Acquisition Corporation Investor Deck September 2022

2 Disclaimers and Forward Looking Statements This confidential presentation (together with any oral statements made in connection herewith, this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a proposed business combination involving Alpine Acquisition Corporation (“Alpine”) and Two Bit Circus, Inc . ("Two Bit Circus") and a related proposed private offering of public equity (the “PIPE Offering”) to a limited number of eligible investors (as set forth below) in connection with the Proposed Transaction, and for no other purpose . No representations or warranties, express or implied, are given in, or in respect of, this Presentation . To the fullest extent permitted by law, in no circumstances will Alpine or any of its shareholders, owners, partners, or affiliates, or any of its and their respective managers, directors, officers, employees, advisers, consultants, attorneys, accountants, agents, or other representatives (collectively, “Representatives”) be responsible or liable for any direct, indirect, consequential or other loss or loss of profit arising from the provision or use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . No Offer or Solicitation This Presentation is not intended to, and shall not constitute (i) a solicitation of a proxy, vote, consent, approval, or authorization with respect to any securities or in respect of the Proposed Transaction or (ii) an offer to sell or the solicitation of an offer to buy or a recommendation to purchase any security of Alpine, Two Bit Circus or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 (the “Securities Act”) or in reliance on an exemption from the registration requirements of the Securities Act . You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation . You should consult your own counsel and tax and financial advisors as to legal, financial, and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions . The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b - 5 thereunder . Any private offering of securities in connection with the PIPE Offering (the “Securities”) will not be registered under the Securities Act, and will be offered and sold only to “qualified institutional buyers” (as defined in Rule 144 A under the Securities Act) and institutional “accredited investors” (as defined in Rule 501 (a)(1), (2),(3) or (7) promulgated under the Securities Act) . Accordingly, until registered for resale, the Securities must continue to be held until a subsequent disposition is exempt from the registration requirements of the Securities Act . Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption from registration under the Securities Act . The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued . Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time . Neither Alpine nor Two Bits Circus is making an offer of the Securities in any state or jurisdiction where the offer is not permitted . THIS PRESENTATION IS BEING DISTRIBUTED TO SELECTED RECIPIENTS ONLY AND IS NOT INTENDED FOR DISTRIBUTION TO, OR USE BY ANY PERSON OR ENTITY IN, ANY JURISDICTION OR COUNTRY WHERE SUCH DISTRIBUTION OR USE WOULD BE CONTRARY TO APPLICABLE LAW OR REGULATION . AS OF THE DATE HEREOF, NONE OF THE INFORMATION CONTAINED HEREIN HAS BEEN FILED WITH THE U . S . SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY SECURITIES ADMINISTRATOR UNDER ANY SECURITIES LAWS OF ANY U . S . OR NON - U . S . JURISDICTION OR ANY OTHER U . S . OR NON - U . S . GOVERNMENTAL OR SELF - REGULATORY AUTHORITY . NO SUCH GOVERNMENTAL OR SELF - REGULATORY AUTHORITY WILL PASS ON THE MERITS OF THE PIPE OFFERING OR OTHER OFFERING OF INTERESTS IN CONNECTION WITH THE PROPOSED TRANSACTION OR THE ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL . THIS PRESENTATION AND INFORMATION CONTAINED HEREIN CONSTITUTES CONFIDENTIAL INFORMATION AND IS PROVIDED TO YOU ON THE CONDITION THAT YOU AGREE THAT YOU WILL HOLD IT IN STRICT CONFIDENCE AND NOT REPRODUCE, DISCLOSE, FORWARD OR DISTRIBUTE IT, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF ALPINE AND TWO BIT CIRCUS AND IS INTENDED FOR THE RECIPIENT HEREOF ONLY . BY ACCEPTING THIS PRESENTATION, EACH RECIPIENT FURTHER AGREES TO RETURN OR DESTROY ALL COPIES OF THIS PRESENTATION OR PORTIONS THEREOF IN ITS POSSESSION FOLLOWING THE REQUEST FOR THE RETURN OR DESTRUCTION OF SUCH COPIES . AS IT PERTAINS TO THE PIPE OFFERING, IN THE EVENT OF ANY CONFLICT BETWEEN THIS PRESENTATION AND INFORMATION CONTAINED IN THE SECURITIES SUBSCRIPTION AGREEMENT OR SIMILAR OFFERING DOCUMENTS (THE “OFFERING DOCUMENTS”), THE INFORMATION IN THE OFFERING DOCUMENTS WILL CONTROL AND SUPERSEDE THE INFORMATION CONTAINED IN THIS PRESENTATION . NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY STATEMENT CONCERNING ALPINE AND TWO BIT CIRCUS OTHER THAN AS WILL BE SET FORTH IN THE OFFERING DOCUMENTS, AND ANY REPRESENTATION OR INFORMATION NOT CONTAINED THEREIN MAY NOT BE RELIED UPON . AN INVESTMENT IN THE PIPE OFFERING SHOULD BE MADE ONLY AFTER CAREFUL REVIEW OF THE INFORMATION CONTAINED IN THE OFFERING DOCUMENTS .

3 Disclaimers and Forward Looking Statements (cont’d) No Relationship or Joint Venture Nothing contained in this Presentation will be deemed or construed to create the relationship of partnership, association, principal and agent or joint venture . This Presentation does not create any obligation on the part of either Alpine, Two Bit Circus or the recipient to enter into any further agreement or arrangement . Unless and until a definitive agreement has been fully executed and delivered, no contract or agreement providing for a transaction will be deemed to exist and none of Alpine, Two Bit Circus or the recipient will be under any legal obligation of any kind whatsoever . Accordingly, this Presentation is not intended to create for any party a right of specific performance or a right to seek any payment or damages for failure, for any reason, to complete the Proposed Transaction contemplated herein . Use of Projections This Presentation contains projected financial information with respect to Alpine and Two Bit Circus . Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . Further, illustrative presentations are not necessarily based on management’s projections, estimates, expectations, or targets but are presented for illustrative purposes only . Neither Alpine’s nor Two Bit Circus’ independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties . See “Forward - Looking Statements” below . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation is not intended, and should not be regarded, as a representation by any person that the results reflected in such forecasts will be achieved . Further, the metrics referenced in this Presentation regarding select aspects of the operations of Two Bit Circus were selected by Alpine and Two Bit Circus on a subjective basis . Such metrics are provided solely for illustrative purposes to demonstrate elements of the business of Two Bit Circus, are incomplete, and are not necessarily indicative of its performance or future performance or overall operations . There can be no assurance that historical trends will continue . Any investment in the PIPE Offering entails a high degree of risk and no assurance can be given that investors will receive a return on their capital and investors could lose part or all of their investment . Industry and Market Data Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . None of Alpine, Two Bit Circus nor any of their respective Representatives has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . This data is subject to change . In furnishing this Presentation, each of Alpine, Two Bit Circus and their respective Representatives expressly disclaims any obligation to update any information contained herein or to correct any omissions, inaccuracies, or errors . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full or complete analysis of Two Bit Circus, the Proposed Transaction, or as to whether to invest in the PIPE Offering . This Presentation also does not reflect certain other terms of the Proposed Transaction that are subject to ongoing negotiation . Therefore, this Presentation as it pertains to the PIPE Offering is further qualified by reference to the detailed information, including the substantial risks associated with an investment in the PIPE Offering . Such risks are discussed in Alpine’s documents filed with the SEC, or those that it will file from time to time with the SEC in the future, which are or will be available via the SEC’s website at www . sec . gov . Viewers of this Presentation should each make their own independent evaluation of Two Bit Circus and the Proposed Transaction and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Non - GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles, including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and certain ratios and other metrics derived therefrom . Note that other companies may calculates these non - GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies . Further, these non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP . You should be aware that the presentation of these measures may not be comparable to similarly - titled measures used by other companies . Alpine and Two Bit Circus believe that these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Two Bit Circus’ financial condition and results of operations . The parties believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing Two Bit Circus’ financial measures with those of other similar companies . These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non - GAAP financial measures . In connection with the contemplated filing by Alpine of a proxy statement with respect to the Proposed Transaction, and in the course of the review by the SEC of such proxy statement, Alpine may make changes to the information presented in this Presentation, including, without limitation, the description of Two Bit Circus’ business and the financial information and other data (including the prospective financial information and other data) included in this Presentation . Comments by the SEC on information in the proxy statement may require modification or reformulation of the information we present in this Presentation, and any such modification or reformulation could be significant .

4 Disclaimers and Forward Looking Statements (cont’d) Forward - Looking Statements This Presentation includes certain statements that are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations . These statements are based on various assumptions and on the current expectations of Alpine, Two Bit Circus and/or their management . Any projected revenue and EBITDA are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Alpine and/or Two Bit Circus . These forward - looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic markets ; the potential effects and impact of the global COVID - 19 pandemic ; risks related to the business of Two Bit Circus and the timing of expected business milestones ; changes in the assumptions underlying the expectations of Two Bit Circus regarding its future business ; the effects of competition on Two Bit Circus’ future business ; the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Proposed Transaction ; the outcome of any legal proceedings that may be instituted against Alpine, Two Bit Circus, the combined company or others following the announcement of the Proposed Transaction and any definitive agreements with respect thereto ; the inability to complete the Proposed Transaction, including, without limitation, the inability to concurrently close the Proposed Transaction and PIPE Offering or due to the failure to obtain approval of the shareholders of Alpine, to obtain financing to complete the Proposed Transaction or to satisfy other conditions to closing ; changes to the proposed structure of the Proposed Transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Transaction ; the ability to meet stock exchange listing standards following the consummation of the Proposed Transaction ; the risk that the Proposed Transaction disrupts current plans and operations of Two Bit Circus or Alpine as a result of the announcement and consummation of the Proposed Transaction ; the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees ; costs related to the Proposed Transaction ; changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Proposed Transaction ; the parties’ estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments ; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors ; and other risks and uncertainties set forth in the Offering Documents ; and the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” set forth in Alpine’s registration statement on Form S - 1 , effective August 30 , 2021 , and in subsequent filings with the SEC, including the proxy statement relating to the Proposed Transaction expected to be filed by Alpine . If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks about which Two Bit Circus and/or Alpine presently does not know or that Two Bit Circus and/or Alpine currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward - looking statements . In addition, forward - looking statements reflect Two Bit Circus’ and Alpine’s expectations, plans or forecasts of future events and views as of the date of this Presentation . Two Bit Circus and Alpine anticipate that subsequent events and developments will cause these assessments to change . However, while they may elect to update these forward - looking statements at some point in the future, each of Two Bit Circus and Alpine specifically disclaims any obligation to do so . These forward - looking statements should not be relied upon as representing Two Bit Circus’ and/or Alpine’s assessments as of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . Additional Information concerning the Proposed Transaction Alpine has filed with the SEC a proxy statement relating to the Proposed Transaction, which will be mailed to its stockholders once definitive . Alpine’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about Alpine, Two Bit Circus and the Proposed Transaction . When available, these materials will be mailed to stockholders of Alpine as of a record date to be established for voting on the Proposed Transaction . Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www . sec . gov, or by directing a written request to Alpine at 10141 N . Canyon View Lane, Fountain Hills, Arizona 85268 . Participants in the Solicitation for the Proposed Transaction Alpine and its directors and executive officers may be deemed participants in the solicitation of proxies from Alpine’s stockholders with respect to the Proposed Transaction . A list of the names of those directors and executive officers and a description of their interests in Alpine is contained in Alpine’s Registration Statement on Form S - 1 , as effective on August 30 , 2021 , which was filed with the SEC and is available free of charge at the SEC’s web site at www . sec . gov, or by directing a written request to Alpine at the address set forth above . Additional information regarding the interests of such participants will be contained in the proxy statement for the Proposed Transaction . Two Bit Circus and its stockholders and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Alpine in connection with the Proposed Transaction . A list of the names of such members and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement for the Proposed Transaction .

5 Transaction Summary ISSUER: Alpine Acquisition Corporation (“Alpine” or the “Company”) EXCHANGE//SYMBOL: NASDAQ // REVE PROPOSED TRANSACTION: Alpine to acquire Two Bit Circus, Inc. concurrently with the acquisition of two conference center hotels: The Hilton Stamford Hotel & Executive Meeting Center and the Crown Plaza Denver Airport Convention Center ANTICIPATED CLOSING: Late Q4 2022 PRO FORMA EQUITY VALUE: $231.9M ANTICIPATED SHARE DIVIDEND: 0.665 fully registered shares for each public share of Alpine held of record on the day following the consummation of the business combination

6 A new world class family entertainment brand • A management team that has already built one world class entertainment company with Great Wolf Resorts with access to 20 years of relationships for talent and resources. • Our company will control marketing, bookings and rate management to allow for maximum revenue considerations • We expect to be able to withstand economic downturns as drive to destinations have, in our experience, performed better than traditional hospitality and major destination locations • This is a highly repeatable experience in local markets so guest loyalty will be a driving factor in additional bookings • Additional retail and entertainment opportunities within the hotel lead to additional high margin revenues • Controlling brand standards allows our company to be nimble on how and when we spend our capital • Multiple value with both hotel portfolio performance and brand equity Estimated revenues exceed traditional hotel numbers Rate is driven on exclusive entertainment Occupancy is driven by experience and scarcity of similar experiences A new world class family entertainment brand $250 - $300 Average Daily Rate $150 – $200 Average Daily Spend 65 – 70% Occupancy Targets

7 A play experience for everyone Shifts in consumer behavior in 2022 are ideal for our business model • Social Experiences are a priority • Gaming is being played in all age groups • Driving is the preferred method for getaway travel Drive to Markets • Focus on local market and within 2 hour drive • Top 20 cities with the most favorable market criteria and best asset purchase opportunities • Millennial Cities: Phoenix, Dallas, Houston, Austin, Washington, D.C. • Major Growth Cities: Nashville, Tampa, Dallas, San Antonio Destination Marketing • 20 years of destination marketing experience for Great Wolf Lodge, Cirque du Soleil and Two Bit Circus • Vertical marketing with social media, public relations, influencer marketing • Strategic buys for keyword search and online advertising BEFORE AFTER • Millennials are the largest generation 1 and grew up on family travel • Target age is 6 - 14 • Average family size is 4 people • 2 hour drive radius FAMILIES GROUPS CORPORATE • SMERF – Social, Military, Educational, Religious, and Fraternal • School Groups – Utilize Two Bit Circus Foundation that focuses on STEAM education and social play for kids • Corporate retreats • Executive Team Building PRIMARY MARKET SECONDARY MARKET TERTIARY MARKET BEFORE AFTER Demographic Strategy 1 - Per the February 2020 US Census Bureau Report there are approximately 73.2 million Millennials in the US making it the largest population group.

8 2 existing hotels With criteria met for Meeting Space, Full Service and Location Hilton 484 Keys Stamford, CT Built 1984 Renovated 2008 59,435 sq ft conference Crowne Plaza 255 Keys Denver, CO Built 1982 Renovated 2011 84,368 sq ft conference Atrium Hospitality • Target Market NY Tri State Area • Target Market Denver, CO

Two Bit Circus

Two Bit Circus is a "Micro-Amusement Park" creating the future of immersive entertainment

- 100-seat interactive game show theater and Mixed Reality arena (VR, AR, & simulators)
- Story Rooms (an upgraded version of Escape Rooms)
- High-tech carnival Midway and re-imagined arcade
- Meta adventures spanning the whole park
- First location in Downtown Los Angeles opened September 2018 and is ready to expand nationwide with a full operating and development program
- 2nd location in Dallas, Texas under construction opening in November 2022
- Unit economics have exceeded expectations and comparable to Dave & Busters (2019 10Q) with $10 million in revenue[1]
- Two Bit Circus Foundation is a 501(c)(3) nonprofit educational organization focused on cultivating the next generation of inventors with STEAM
- Acquire corporate office for Two Bit Circus which includes:
- Back office systems and corporate administration
- Full game design and strategy team with world class experience in game play and strategy team to continue innovating and prototyping

7.5B+
Media Impressions

60M
Social Media Impressions

233K
Attendance in 2019

$949K
2019A Adj.Park EBITDA

$8.4M
2019A Revenue

25%
Return Visitor Rate

2019A Revenue Mix



18%
17%
38%
27%
Events
Food
Beverage
Attractions

1. Two Bit Circus 2019 unit economics as compared to Dave & Busters 2019 3rd quarter

Note: Historical information of Two Bit Circus is provided for the year ended December 31, 2019, which was the last full year prior to the Covid-19 pandemic resulting in shutdowns and material limitations on the operations of Two Bit Circus.

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10

Combined Executive Management Team Our new brand will benefit from the experience and involvement of our team in the lodging, technology, and entertainment industries to create improved returns 11 Elan Blutinger Chairman Alex Lombardo CFO Kim Schaefer CEO • Excellent leadership team with demonstrated track record of substantial shareholder returns • IP and infrastructure for custom social game design which allows speed to market for Reveler’s Resort. • 12 years of design build and social gaming innovation for Disney, NFL, Nascar, Great Wolf Lodge, Intel and Google Brent Bushnell CSO & Roustabout Eric Gradman CTO & Mad Inventor Andy Levey CMO

Detailed Transaction Overview

Illustrative Sources and Uses

Sources	
REVE Cash in Trust[1]	$ 109.1
Stock Issuance to Two Bit Circus[2]	$ 49.8
Stock Issuance to Atrium Hospitality[3]	$ 19.5
Proceeds from PIPE[4]	$ 25.0
Mortgage Loan[5]	$ 75.0
Total Sources	**$ 278.4**

Uses	
Atrium Hospitality Acqisition Costs	$ 65.0
Two Bit Circus Acquisition Costs	$ 49.8
Deal Expenses	$ 9.8
Cash to Balance Sheet[1]	$ 153.8
Total Uses	**$ 278.4**

Transaction Update

Anticipated Share Dividend

Alpine Acquisition intends to issue a dividend in the amount of 0.665 fully registered shares for each public share held of record on the day following the consummation of the business combination

Pro Forma Valuation[1,6]

(In millions, except for per share data)		
Pro Forma Shares Outstanding[6]		22,980,000
(x) Illustrative Share Price	$	10.00
Pro Forma Equity Value	**$**	**229.8**
(-) Pro Forma Net Cash[1]	$	153.8
(+) Pro Forma Debt	$	75.0
Total Enterprise Value[6]	**$**	**151.0**

Sources of Capital



12.4%
10.9%
46.6%
8.5%
21.7%
Public Shares 10,700,000
Two Bit Circus Shares 4,980,000
Atrium Hospitality Shares 1,950,000
PIPE Shares 2,500,000
Sponsor Shares 2,850,000

1. Assumes no redemptions by Alpine public shareholders and no additional cash from target balance sheet
2. Agreement to purchase Two Bit Circus for $49.8 million in stock at $10.00 per share
3. Agreement to purchase 2 hotel properties from Atrium Hospitality for $65.0 million (70% in cash, 30% in stock)
4. The Company intends to enter into an agreement with a single institutional investor for $25 million in gross proceeds in a private placement ("PIPE") to close concurrently with the business combination. No assurance can be given that such intended financing will be consummated.
5. The Company intends to enter into a loan agreement for $75 million in mortgage debt funding to close concurrently with the business combination. No assurance can be given that such intended financing will be consummated.
6. Pro forma diluted basis at $10.00 per share, assumes no redemptions and excludes REVE warrants

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Single Unit – Hotel Conversion – 5 Year Performance

Illustrative Financial Example Post Conversion :

Single Unit Metrics**		Year 1	Year 2	Year 3	Year 4	Year 5
Rooms Occupied		61,200	64,872	65,622	66,372	66,872
Rooms Available		93,075	93,075	93,075	93,075	93,075
Occupancy		65.8%	69.7%	70.5%	71.3%	71.8%
ADR		$258.99	$261.43	$271.37	$279.03	$285.25
RevPAR		$170.29	$182.21	$191.32	$198.98	$204.95
Room Revenues		$15,850,035	$16,959,537	$17,807,514	$ 18,519,815	$ 19,075,409
F&B Revenues		$ 5,749,836	$6,152,325	$ 6,459,941	$ 6,718,338	$ 6,919,889
Entertainment & Other		$ 6,912,540	$7,396,418	$ 7,766,239	$ 7,986,884	$ 8,180,588
Total Revenues		**$28,512,411**	**$30,508,280**	**$32,033,694**	**$33,225,037**	**$34,175,886**
NOI		$8,144,898	$8,744,828	$8,925,800	$9,320,346	$9,630,656
NOI Margin		28.6%	28.7%	27.9%	28.1%	28.2%
Cash Flow	**($56,500,000)**	**$8,144,898**	**$8,744,828**	**$8,925,800**	**$9,320,346**	**$9,630,656**
Single Unit IRR (unlevered)	***25%***					

* For informational purposes only - assuming 255 room hotel in Denver Colorado. Actual performance of any hotel will vary.
** "Occupancy" refers to % of occupied rooms vs available rooms, "ADR" equals the Average Daily Rate and "RevPAR" equals Revenue Per Available Room

- Purchase of existing hotels creates lower total cost basis for a Revelers Resort. $162K/key compared to new build market estimates of over $350K/key
- 25% unlevered IRR with lower cost basis and higher room rates that yield better flow thru to NOI
- Occupancy ramp up based on our experience from operating Great Wolf Lodge ("GWL") properties – generated 90 % from leisure family segment and 10 % from SMERF or related group travel.
- Average Daily Rate (ADR) based on historical hotel levels plus $100 to $150 per night rate premium for entertainment.
- EBITDA margins are consistent with our experience operating GWL resorts without the high fixed costs of an indoor waterpark.
- Assumes 3 % of revenues for management fee and 3 % of revenues for licensing fee.
- Assumes 4 % of revenues for annual capital expenditures. Consistent with the lodging industry.

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14 High tech experiential company focused on creating social play • Purchase two existing hotel assets and renovate them. Cost per key significantly lower than new build • Speed to market with 9 month time period for the renovation of the two existing hotel assets • 20 years of experience with both new build and renovation development and construction • Strong relationships for hiring experience operations team and vendors YEAR 1 YEARS 2 - 3 YEARS 4 - 5 • Value creation with opening of 4 Revelers Resorts by the end of year 3 • Revelers Resorts will be developed and operated by a team that has significant experience in brand creation in this segment. • Incredible experience with new concept awareness and destination marketing is our specialty with experience at Great Wolf Resorts, Two Bit Circus and Cirque du Soleil • Synergy and economy of scale • Continued brand growth as the company develops a national presence with 9 total resorts and parks • Quality assets, unique play and repeatable experience • Local markets create opportunity for 50 locations without cannibalization • Strong unit cash flow could transition into an eventual self - funding development model • Market valuation may be based on asset value plus brand value Planned Evolution Strategy

A rag tag circus from the past with play of the future

A New World Class Brand

Revelers Resort | A Value Proposition for Families

A new world class family entertainment brand

Our Family Entertainment Brand will combine all our experience with the quality overnight stay and play of a Great Wolf Lodge and the cutting edge technology and proprietary social game entertainment of Two Bit Circus.

We will have play experiences in Guest Rooms, Common Areas and a 30,000sq ft Entertainment Zone

$250 - $300	$150 - $200	65 – 70 %
Average daily rate	Average daily spend	Occupancy

13 hours of activity in every 24 hour stay

The Battle for the Big Top – An Immersive Quest Game

Custom immersive adventure that utilizes physical play experience and teamwork skills

Puzzles, clues, stories and activities unlock and activate power and scores

Interactivity and technology that moves you through different parts of the resort

Tallie's Workshop

STEAM activities
Robot making
Themed Crafts and Activities

Family Activities

Campfire circus stories
Game Shows, Board Games
Meet ups for Magic Tricks and Fortune Teller Experiences

Circus Grounds - Entertainment

Active play, Two Bit Circus social play experiences in a Circus Ground theme

Food & Beverage

Themed dining outlets and custom beverage and food opportunities

Retail

Souvenirs, branded clothing, build-a-bot, plush robots

* Metrics refer to a pro-forma expectation of the desired economics from future target operations
** "Occupancy" refers to % of occupied rooms vs available rooms, "ADR" equals the Average Daily Rate

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18 Revel – The Ringmaster Tallie – The Engineer Story and Characters | Our Heroes Revel is an eccentric inventor obsessed with electricity, science, and new kinds of inventions - especially the Circus Bots he created to help run the show. Tallie invents, fixes and maintains - everything. She combines extensive know - how about all technologies past, present and future with a kind heart and quirky sense of humor (She’s a little sassy - and has some snark).

19 Clutch Story and Characters | The Circus Bots He’s brave enough to take on every challenge, strapped together from adventure sports equipment, shields and medals. No enemy will daunt him. Primary Characteristics: Brave. Leader. Annalog Made up of circuit boards and laboratory equipment, her special power is her ingenuity. She’s always finding new solutions to scientific dilemmas. She’s Tallie’s right - hand bot (whether Tallie knows it or not). Primary Characteristics: Teacher’s Pet. Smarty Pants. Jammer He brings us our music. He knows all the beats and trends. He’s fabricated from electronic equipment, speakers and decks and will bring the cool factor to any gathering. Primary Characteristics: Outgoing. Bit of a show - off, but lovable. Badge They are the Universe’s undisputed champion of gaming. There’s not a hack in the Universe they don’t know. Primary Characteristics: Shy. Nerdy. Mac Our mechanic. A bit of a curmudgeon, he helps keep the circus running. Primary Characteristics: Know it all, always grumpy

20 Story and Characters | Zero & MTs Zero Unit Zero was an early prototype that wasn’t finished. He wasn’t meant to be activated and some of the gears just don’t turn the right way. The end result? Well, he’s kind of…evil. He’s incomplete so he’s always searching for more power to fill the void. Primary Characteristics: Evil. Power hungry. Heartless MT UNITS | AKA MTs These are Zero’s hapless minions. Cobbled together from metal scraps, they’re not very smart but they’re laser focused on taking any circus energy they find. Primary Characteristics: not a lot of brain smarts..or any brains..literally . Task focused.

The Resort

22 Additional Room Revenue Nightly Gathering Families can make themselves feel at home in Revel’s world Hotel Lobby | The Study Story Time

23 Additional Room Revenue Kids Rooms are Value - Add and Experience - Enhanced Themed Circus Kid Suites Family Story Room Suites Family Escape Room Suites Additional Room Revenue

24 Themed Active Play | Competitive and fun experiences An Immersive Quest Game 4 hours of play experience Immersive, Interactive and custom storied play For kids, adults and families

25 Branded Logo Souvenirs Revel’s game add - ons Plush robots Toys, Games and Puzzles Circus Tricks Themed Retail | Opportunity for Add - On Play Experience and Merchandise

26 Captive Audience with Fun Food and Creative Beverage Full service, Grab’n Go and Hot Pick up Themed carts and trays for circus food and drinks Themed Food and Beverage

27 Captive Audience with Fun Food and Creative Beverage Full service, Grab’n Go and Hot Pick up Themed carts and trays for circus food and drinks Themed Food and Beverage

The Circus Grounds

29 Circus Grounds | Converted Pre - function and Conference Center Capacity for 1,500 People per hour Minimum 35,000 sq ft of Play Space Over 100 Attractions and Games

30 Two Bit Circus | Custom Social Play Experiences Story Rooms Virtual Reality Games Re - imagined Carnival Midway Shared Experiences For Families and Groups Carousel Bar Boxcar Cafe

31 Themed Active Play | Competitive and fun experiences

32 Circus Grounds | Converted Pre - function and Conference Center Birthday Party Pavilion Rigging for Aerialists, Acrobats and Performers Bit Top Cabanas

33 Circus Grounds | Converted Pre - function and Conference Center Day to Night spectacle Reservation and queue for attractions Multiplayer experiences for families

34 New themed entertainment company poised for success Experienced leadership team in themed entertainment Two strong market hotels plus Two Bit Circus High ADR and In Property Spend from captive audience Perfect time in the lifecycle of resortainment for families looking for drive to travel with high quality play experience with a strong value proposition

Alpine Acquisition Corporation elan.blutinger@alpinesponsor.com Elan Blutinger, Chairman: kim.schaefer@alpinesponsor.com Kim Schaefer, CEO: alex.lombardo@alpinesponsor.com Alex Lombardo, CFO: Thank you.